EXHIBIT 10.1

AMENDMENT NO. 2 TO

PROMISSORY NOTE AND BUSINESS LOAN AGREEMENT

BORROWER:	CarePayment Technologies, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035 Telephone: (503) 419-3530	LENDER:	Aequitas Commercial Finance, LLC 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035 Telephone: (503) 419-3500

Principal Amount (As Amended): $8,000,000

Date of Note and Loan Agreement: September 29, 2011 Date of Amendment: March 5, 2012

CarePayment Technologies, Inc. (“Borrower”) and Aequitas Commercial Finance, LLC (“Lender”) hereby agree to execute this Amendment No. 2 (this "Amendment") dated effective March 5, 2012 (the “Effective Date”) to that certain Promissory Note dated September 29, 2011 (the "Note") and that certain Business Loan Agreement dated September 29, 2011 (the “Loan Agreement”) (collectively, the “Loan”). As of the Effective Date, the maximum principal balance of the Loan was $4,500,000 and the current balance as drawn was $4,131,000.

1. DEFINITIONS. All capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

2. PRINCIPAL AMOUNT. Section 1 of the Note is hereby amended in its entirety to read as follows:

"PROMISE TO PAY. CarePayment Technologies, Inc., an Oregon corporation (“Borrower”), promises to pay to the order of Aequitas Commercial Finance, LLC, an Oregon limited liability company (“Lender”), in lawful money of the United States of America, the principal amount of up to Eight Million and 00/100 Dollars ($8,000,000.00), or so much thereof as has been borrowed and is outstanding, together with interest on the unpaid principal balance from the date of disbursement until paid in full. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing."

3. LOAN AGREEMENT. All references in the Loan Agreement to the maximum principal balance of $4,500,000 are hereby changed to read as the maximum principal balance of $8,000,000.

4. INTEREST RATE MODIFIED. Section 2(a) of the Loan Agreement and Section 4 of the Note are hereby modified to reflect an interest rate of 12.5% per annum on the unpaid principal balance beginning with the effective date of this Amendment.

5. NO OTHER CHANGES. All other terms and conditions of the Loan not specifically amended by this Amendment shall remain unchanged and full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER:		LENDER:

CAREPAYMENT TECHNOLOGIES, INC.		AEQUITAS COMMERCIAL FINANCE, LLC
By: Aequitas Capital Management, Inc., its Manager

By:	/s/ Patricia J. Brown	By:	/s/ Robert J. Jesenik
Name:	Patricia J. Brown	Name:	Robert J. Jesenik
Title:	CFO	Title:	President and CEO